UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

On February 19, 2016, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series H SPA”) with an accredited investor for the sale of 3,300 (including 10% OID) shares of the Company’s 12% Series H Preferred Stock (the “Series H Preferred Stock”) and a warrant to purchase 13,200,000 shares of common stock (the “RD Warrant” and together with the Series H Preferred Stock, the “Securities”) in a registered direct offering (the “RD Offering”), subject to customary closing conditions.   The gross proceeds to the Company from the RD Offering were $3,000,000. Each share of Series H Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at an initial conversion price of the lower of (i) $0.40, subject to adjustment and (ii) 75%, subject to adjustment, of the lowest volume weighted average price, or VWAP, during the fifteen (15) Trading Days immediately prior to the date a conversion notice is sent to the Company by a holder, at any time at the option of the holder.

The RD Warrant is exercisable at any time on or prior to the close of business on the five-year anniversary of the Initial Exercise Date at an exercise price of $0.40 per share.

The Securities were issued pursuant to a prospectus supplement dated February 24, 2016 filed with the Securities and Exchange Commission on February 22, 2016, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-203845), which was declared effective by the SEC on May 22, 2015.

In addition, the Company and certain of its investors agreed to a leak-out agreement dated February 19, 2016 pursuant to which the investors agreed to certain trading restrictions with respect to its holdings of preferred stock and convertible notes of the Company until the earlier of April 30, 2016 or when a stockholder vote on whether to increase the Company’s authorized common stock to 500,000,000 share is held.

The foregoing is only a summary of the material terms of the documents related to the RD Offering. The foregoing description of the Series H SPA is qualified in its entirety by reference to the Series H SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the RD Warrant is qualified in its entirety by reference to the RD Warrant, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Leak-Out Agreement is qualified in its entirety by reference to the Leak-Out Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K. The Placement Agency Agreement with Chardan Capital Markets, LLC is filed as Exhibits 10.4 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2016, the Company filed an amendment to its Series E Preferred Stock Certificate of Designations with the State of Nevada providing that the Series E Preferred Stock would not be convertible until March 31, 2016. On February 23, 2016, the Company filed an amended and restated Series H Preferred Stock Certificate of Designations with the State of Nevada providing, among other things, for an increase in the authorized Series H Preferred Stock to 25,000 shares and amending the conversion price of the Series H Preferred Stock.

The foregoing is only a summary of the material terms of the documents related to the Series E Preferred Stock and Series H Preferred Stock. The foregoing description of the amendment to the Series E Preferred Stock Certificate of Designations (the “Amendment”) is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Amended and Restated Series H Certificate of Designations (the “Amended and Restated COD”)is qualified in its entirety by reference to the Amended and Restated COD, which is filed as Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

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Item 8.01              Other Items.

On February 19, 2016, the Company issued a press release announcing a $3M investment from an institutional investor. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series H 12% Convertible Preferred Stock

3.2	Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series E 12% Convertible Preferred Stock.

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Form of Leak-Out Agreement dated February 19, 2016 between the Company and certain holders of the Company’s Series E Convertible Preferred Stock, Series H Convertible Preferred Stock and Five Year Common Stock Purchase Warrants.

10.4	Form of Placement Agency Agreement dated February 19, 2016.

99.1	Amarantus Bioscience Holdings, Inc. Press Release, dated February 19, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: February 24, 2016	By:	/s/ Gerald E. Commissiong
	Name:	Gerald E. Commissiong
	Title:	Chief Executive Officer

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